                                                               EXHIBIT (m)(4)(c)

                                AMENDMENT NO. 2
                               DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                                (CLASS B SHARES)


         The Distribution Plan (the "Plan"), dated as of September 8, 1998, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:



                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                                                               MAXIMUM              MAXIMUM            MAXIMUM
                                                             ASSET-BASED            SERVICE           AGGREGATE
                                                            SALES CHARGE              FEE                FEE
Class B Shares                                              ------------            -------           ---------
--------------
AIM Developing Markets Fund                                     0.75%                0.25%              1.00%
AIM Emerging Markets Debt Fund                                  0.75%                0.25%              1.00%
AIM Global Consumer Products and Services Fund                  0.75%                0.25%              1.00%
AIM Global Financial Services Fund                              0.75%                0.25%              1.00%
AIM Global Government Income Fund                               0.75%                0.25%              1.00%
AIM Global Growth & Income Fund                                 0.75%                0.25%              1.00%
AIM Global Health Care Fund                                     0.75%                0.25%              1.00%
AIM Global Infrastructure Fund                                  0.75%                0.25%              1.00%
AIM Global Resources Fund                                       0.75%                0.25%              1.00%
AIM Global Telecommunications and Technology Fund               0.75%                0.25%              1.00%
AIM Latin American Growth Fund                                  0.75%                0.25%              1.00%
AIM Strategic Income Fund                                       0.75%                0.25%              1.00%"


          All other terms and provisions of the Plan not amended herein shall remain in full force and effect

Dated: June 1, 1999

                                             AIM INVESTMENT FUNDS
                                             (on behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO                   By: /s/ ROBERT H. GRAHAM
        -------------------                      -------------------------------
        Assistant Secretary                                President